Exhibit 99.2

                                  CERTIFICATION



         The undersigned officer of NYMAGIC, INC., certifies that the accompanying Quarterly Report on Form 10-Q fully complies with the applicable reporting requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NYMAGIC, INC.


                                        /s/ Thomas J. Iacopelli
May 15, 2003                            ---------------------------------------
                                        Thomas J. Iacopelli
                                        Chief Financial Officer